Exhibit 10.1

SIXTEENTH AMENDMENT TO

LOAN AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS SIXTEENTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (the “Amendment”) dated as of August 23, 2007 between NVR MORTGAGE FINANCE, INC., a Virginia corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, as agent (the “Agent”) for the Lenders that are parties to the Loan Agreement referred to below, and U.S. Bank National Association, as a Lender.

WITNESSETH THAT:

WHEREAS, the Borrower, the Lenders and the Agent are parties to a Loan Agreement dated as of September 7, 1999, as amended by a Consent, Waiver and First Amendment to Loan Agreement dated as of November 19, 1999, a Second Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement dated as of September 1, 2000, a Third Amendment to Loan Agreement dated as of February 16, 2001, a Fourth Amendment to Loan Agreement dated as of August 31, 2001, a Fifth Amendment to Loan Agreement dated as of November 1, 2001, a Consent, Waiver and Sixth Amendment to Loan Agreement dated as of December 14, 2001, a Seventh Amendment to Loan Agreement dated as of May 17, 2002, an Eighth Amendment to Loan Agreement dated as of August 15, 2002, a Ninth Amendment to Loan Agreement dated as of April 16, 2003, a Tenth Amendment to Loan Agreement dated as of August 28, 2003, an Eleventh Amendment to Loan Agreement dated as of August 26, 2004, a Twelfth Amendment to Loan Agreement dated as of October 22, 2004 (“Amendment 12”), a Thirteenth Amendment to Loan Agreement dated as of August 25, 2005, a Fourteenth Amendment to Loan Agreement dated as of December 15, 2005 and a Fifteenth Amendment to Loan Agreement dated as of August 24, 2006 (as so amended, the “Loan Agreement”), pursuant to which the Lenders provide the Borrower with a revolving mortgage warehousing credit facility,

WHEREAS, the Borrower and the Agent are parties to a Pledge and Security Agreement dated as of September 7, 1999, as amended from time to time (as so amended, the “Security Agreement”);

WHEREAS, the Borrower has requested certain changes in the Loan Agreement and the Security Agreement the Lenders are willing to make the such changes upon the terms and subject to the conditions hereof.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the undersigned Lenders and the Agent agree as follows:

1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Loan Agreement shall have the meaning given to it therein.

2. Amendments to Loan Agreement and to the Security Agreement. The Loan Agreement is hereby amended as follows:

(a) Schedule 1.1(a) to the Loan Agreement is hereby amended and restated to read as set forth in Exhibit A attached hereto.

(b) The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended by renumbering existing clause (viii) as clause (vii), renumbering existing clause (ix) as clause (viii) (this is to correct misnumbering that was in the Loan Agreement as originally executed and as added by Amendment 12).

(c) The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is further amended by amending clause (ii) thereof in its entirety to read as follows:

(ii) Second Lien Loans (including HELOC Loans), Alt-A Loans and Subrpime Loans shall be excluded from the Borrowing Base,

(d) The following new Clause (r) is added at the end of the definition of “Eligible Mortgage Loan” in Section 1.1 of the Loan Agreement (and the word “and” is deleted after the semi-colon at the end of Clause (p) of such definition and is inserted at the end of Clause (q) of such definition after insertion of a semi-colon and deletion of the period at the end of such Clause (q)):

(r) that is not a Second Lien Loan, HELOC Loan, Alt-A Loan or Subprime Loan.

(e) The definition of “Jumbo Loan” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

Jumbo Loan means a Mortgage Loan, the original principal amount of which is greater than the Maximum Conforming Amount but no greater than $1,000,000, which complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect, except that the amount of such loan is greater than the maximum loan amount under such requirements, which is fully documented and which is the subject of a Take-out Commitment from an Investor that is a depository institution or Countrywide.

(f) The definition of “L/C” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

“L/C” means a standby letter of credit (a) to be used as performance bonds when selling servicing (in lieu of holdbacks) or in potential purchases of production, (b) having a maturity of no more than 12 months from date of issuance (to be cash collateralized if the Commitments are not extended to a date past the maturity of any such L/C), (c) issued by Agent for Borrower’s account under Section 2.1(e) and an L/C Agreement, and (d) subject to the L/C Advance Limit.

(g) The definition of “Mortgage Loan” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

“Mortgage Loan” means an FHA Loan, VA Loan, Conforming Loan, Investment Mortgage Loan, Construction Loan, Lot Loan, Jumbo Loan, Super Jumbo Loan, Alt-A Loan, Second Lien Loan, HELOC Loan, Subprime Loan or Forty Year Loan (i) which is secured by a Mortgage and, except in the case of Forty Year Loans, has a maximum term to maturity of thirty years and (ii) is not a commercial loan or, except as otherwise permitted by this Agreement, a construction loan.

(h) The definition of “Scheduled Termination Date” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

“Scheduled Termination Date” means August 21, 2008.

(i) The definition of “Super Jumbo Loan” in Section 1.1 of the Loan Agreement is amended by adding the following phrase at the end thereof before the period:

, which is fully documented and which is the subject of a Take-out Commitment from an Investor that is a depository institution or Countrywide

(j) The following definitions of “Alt-A Loan”, “Countrywide”, “HELOC Loan”, “Subprime Loan” are added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Alt-A Loan” means a Mortgage Loan that is not eligible for an Agency Commitment, is not an FHA Loan or a VA Loan, and that is underwritten and documented in a manner that would qualify such Mortgage Loan as an Alt-A Loan under standards of a specified Investor.

“Countrywide” means Countrywide Home Loans, Inc., and each of its Affiliates or Subsidiaries.

“HELOC Loan” means a home equity line of credit that is a Second Lien Loan.

“Subprime Loan” means a Mortgage Loan (excluding Jumbo Loans and Super Jumbo Loans) that is not eligible for an Agency Commitment, is not an FHA Loan or a VA Loan, and that is underwritten and documented in a manner that would qualify such Mortgage Loan as a Subprime Loan under standards of a specified Investor.

(k) The definition of “LIBOR” in Section 1.1 of the Loan Agreement is amended to delete therefrom the phrase “Reuters Screen LIBOR page” and to insert in its place the phrase “Reuters Screen LIBOR01 Page, and any successor thereto,”

(l) Schedule 1.1(b) to the Loan Agreement (the list of Investors) is amended and restated in its entirety to read as Schedule 1.1(b) attached hereto.

(m) Section 4.02(f) of the Security Agreement is amended in its entirety to read as follows:

(f) a Transmittal Letter listing all documents being delivered to the Agent, but the absence of a Transmittal Letter shall not affect the validity or effectiveness of the delivery of the other Principal Mortgage Documents to the Agent.

3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date first above written (the “Effective Date”), provided the Agent shall have received at least nine (9) counterparts of this Amendment each duly executed by the Borrower and the undersigned Lenders, and the following conditions are satisfied:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower in Section 5 of the Loan Agreement and Section 5 of the Security Agreement shall be true and correct as though made on the date hereof, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.

(b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

(c) Other than general market conditions affecting the mortgage markets, no material adverse change in the business, assets, financial condition or prospects of the Borrower shall have occurred since June 30, 2007.

(d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

(i) a copy of resolutions of the Board of Directors of the Borrower, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment;

(ii) a certified copy of any amendment or restatement of the Articles of Incorporation or the Bylaws of the Borrower made or entered following the date of the most recent certified copies thereof furnished to the Lenders;

(iii) a Committed Warehousing Promissory Note for each Lender; and

(iv) such other documents, instruments and approvals as the Agent may reasonably request.

4. Acknowledgments. The Borrower and the undersigned Lenders each acknowledge that, as amended hereby, the Loan Agreement remains in full force and effect with respect to the Borrower and the Lenders, and that each reference to the Loan Agreement in the Loan Documents shall refer to the Loan Agreement, as amended hereby. The Borrower confirms and acknowledges that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement. The Borrower represents and warrants that (i) the execution, delivery and performance of this Amendment is within its corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and general principles of equity) and (iii) no Events of Default or Default exist.

5. Exiting Lenders On the Effective Date, the aggregate unpaid principal amount of Loans made by JPMorgan Chase Bank and Guaranty Bank (the “Exiting Lenders”) under the Loan Agreement and related Notes, together with all interest, fees and other amounts, if any, payable to the Exiting Lenders thereunder as of the Effective Date (the “Payoff Amount”), shall be repaid in full from the proceeds of Loans made by the remaining Lenders, and the Commitment of the Exiting Lenders under the Loan Agreement shall terminate. The Agent shall distribute to the Exiting Lenders by no later than 3:00 P.M. (Minneapolis time) on the Effective Date out of the proceeds of Loans made for such purpose the amount required to pay the Exiting Lenders the Payoff Amount in full, whereupon the Exiting Lenders shall no longer be a party to the Loan Agreement other than in respect of rights to indemnities and similar rights (including, without limitation, pursuant to Sections 2.1(a), 2.10(b) and 10.1 of the Loan Agreement) for events occurring or matters relating to the period prior to the Effective Date.

6. General.

(a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Loan Agreement.

(b) This Amendment may be executed in several counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

(e) This Amendment shall be binding upon the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

NVR MORTGAGE FINANCE, INC.

By: Its:	/s/ Robert W. Henley Vice President

U.S. BANK NATIONAL ASSOCIATION, as

Agent and Lender

By: Its:	/s/ William J. Umscheid Vice President

NATIONAL CITY BANK, as successor by merger to NATIONAL CITY BANK OF

KENTUCKY

By: Its:	/s/ Mary Jo Reiss Vice President

COMERICA BANK

By: Its:	/s/ Paul G. Dufault Vice President

WASHINGTON MUTUAL BANK, F.A.

By: Its:	/s/ Brad Johnson Vice President

JPMORGAN CHASE BANK

(Exiting Lender)

By: Its:	/s/ Cynthia E. Crites Executive Director

GUARANTY BANK

(Exiting Lender)

By: Its:	/s/ Ross Evans Vice President

Exhibit A-Schedule 1.1(a)

Commitment Schedule as of the Effective Date

Commitment
Lender	Amount

U.S. Bank National Association Mortgage Banking Services U.S. Bank Place 800 Nicollet Mall Mail Station BC-MN-H03B Minneapolis, Minnesota 55402 Attention: William Umscheid Telephone: 612-303-3575 Telecopy: 612-303-2253	$55,750,000

Comerica Bank Comerica Tower at Detroit Center 500 Woodward Avenue Detroit, MI 48226 Attention: Steve D. Clear Telephone: 313-222-3042 Telecopy: 313-222-9295	$30,000,000

National City Bank 101 South 5th Street Louisville, KY 40202 Attention: Mary Jo Reiss Telephone: 502-581-4197 Telecopy: 502-581-4154	$25,000,000

Washington Mutual Bank FA 20 North Wacker Drive, Suite 3410 Chicago, IL 60606 Attn: Rodney Davis Telecopy: 312-782-3731	$14,250,000

TOTAL	$125,000,000

Schedule 1.1(b) Approved Investors

NVR Mortgage Finance Inc. Approved Investor List
Depository Institutions	GSE / Other
Astoria Federal Savings and Loan	Bayview Financial
Aurora Loan Services (Lehman)	Countrywide Home Loans, Inc.
JPMorgan Chase	Fannie Mae (FNMA)
Chase Manhattan Mortgage	First Horizon Home Loans
Citimortgage, Inc.	Freddie Mac (FHLMC)
Dollar Bank FSB	Ginnie Mae (GNMA)
E-Trade Bank	GMAC-RFC
EMC Mortgage (Bear Stearns)	Greenwich Capital
Morgan Stanley Dean Whitter	Morgan Stanley Dean Whitter
National City Mortgage	Solomon Smith Barney, Inc.
Regions Mortgage, Inc.	Jefferies and Company
U.S. Bank Home Mortgage	Mesirow Financial Inc.
Wachovia Mortgage	Wachovia
Washington Mutual	Bear Stearns
Wells Fargo	AVM, LP
UBS	UBS
Ohio Savings Bank
Sovereign Bank
Sun Trust Bank
Taylor, Bean, & Whitaker
Housing Opportunities Commission
Maryland Community Development
North Carolina Housing Finance
New Jersey Housing Finance
Pennsylvania Housing Finance
South Caroline Housing Finance
State of New York Mortgage Agency
Tennessee Housing Finance
West Virginia Housing Finance
Virginia Housing Finance
Michigan Housing Finance
Florida Housing Finance
All additional state funded bond programs